POZEN®

Transforming medicine. Transforming lives.

POZEN INC.
C/O BROADRIDGE
P.O BOX 1342
BRENTWOOD, NY 11717

YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF THREE WAYS

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

You may vote by Internet 24 hours a day, 7 days a week.
Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

POZEN INC.

	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger and Arrangement, dated as of June 8, 2015 and as amended on August 19, 2015 and December 7, 2015, among Tribute Pharmaceuticals Canada Inc., Aralez Pharmaceuticals plc, Aralez Pharmaceuticals Inc., ARLZ II US Acquisition Corp., ARLZ CA Acquisition Corp. and Pozen, Inc., and approve the transactions contemplated thereby.	☐	☐	☐
2. To approve the issuance by Aralez Pharmaceuticals Inc., of shares of Aralez Pharmaceuticals Inc. to be exchanged following the merger effective time for common shares of Tribute Pharmaceuticals Canada Inc. issued by Tribute Pharmaceuticals Canada Inc. in a private placement immediately prior to the arrangement, at the Equity Price.	☐	☐	☐
3. To approve the issuance by Aralez Pharmaceuticals Inc., after giving effect to the merger and arrangement, of shares of Aralez Pharmaceuticals Inc. upon the conversion of convertible notes issued by Tribute Pharmaceuticals Canada Inc. in a private placement at a conversion price equal to a 32.5% premium to the Equity Price to be determined immediately prior to the date of closing of the merger.	☐	☐	☐
4. To approve, on a non-binding advisory basis, certain compensatory arrangements between Pozen and its named executive officers relating to the merger.	☐	☐	☐
5. To approve the Aralez Pharmaceuticals Inc. 2016 Long-Term Incentive Plan.	☐	☐	☐
6. To adjourn the Pozen special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Pozen special meeting to adopt the merger agreement and approve the transactions contemplated thereby.	☐	☐	☐

MARK HERE FOR ADDRESS CHANGES/COMMENTS AND NOTE ON REVERSE SIDE ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐ **Yes** ☐ **No**

Please sign and return this Proxy Card so that the shares can be represented at the special meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you vote by ballot, such vote will supersede this proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

For Directions to the Special Meeting, please refer to the “About Us” section of our website at www.pozen.com. PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE OR OTHERWISE TO POZEN INC., C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NY 11717, SO THAT THE SHARES CAN BE REPRESENTED AT THE MEETING. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement of POZEN is available at: www.proxyvote.com DETACH HERE — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —— POZEN Inc. Special Meeting of Stockholders , 2016 8:30 a.m. Local Time PROXY CARD This Proxy is Solicited on Behalf of the Board of Directors YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD. PROXY The undersigned, revoking all prior proxies, hereby appoints William L. Hodges, John E. Barnhardt, and Andrew I. Koven, and each of them, with full power of substitution, proxies to appear on behalf of the undersigned and to vote all shares of Common Stock of the undersigned at the Special Meeting of Stockholders to be held at the offices of DLA Piper LLP (US), 1251 Avenue of the Americas, New York, New York 10020 on , 2016 at 8:30 a.m., local time, and at any adjournments thereof, subject to any directions indicated on the reverse side of this card, upon the matters set forth on the reverse side of this card. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof. If this Proxy is properly executed and returned, and not revoked, the shares it represents will be voted at the meeting in accordance with the choices specified on this proxy card. If no choice is specified, the shares will be voted by the proxies “FOR” the proposal to adopt the merger agreement and approve the transactions contemplated thereby, “FOR” the proposal to approve the issuance of shares of Aralez Pharmaceuticals Inc. to be exchanged for shares of Tribute Pharmaceuticals Canada, Inc. issued in a private placement, “FOR” the proposal to approve the issuance of shares of Aralez Pharmaceuticals Inc. by Aralez Pharmaceuticals upon the conversion of certain convertible notes of Aralez Pharmaceuticals Inc. to be exchanged for convertible notes of Tribute Pharmaceuticals Canada Inc. issued in a private placement; “FOR” the proposal to approve the Aralez Pharmaceuticals Inc. 2016 Long-Term Incentive Plan, “FOR” the Pozen special meeting adjournment proposal, and at their discretion on any other matter that may properly come before the meeting. (If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE SEE REVERSE SIDE Address Changes/Comments: